EXHIBIT 16.1

October 3, 2018

Securities and Exchange Commission

Washington, D.C. 20549

 Commissioners:

We have read Rocky Mountain Chocolate Factory, Inc. statements included under Item 4.01 of its Form 8-K filed on October 3, 2018, and we agree with such statements concerning our firm.

/s/ EKS&H LLLP

EKS&H LLLP